Exhibit 99.1

FOR IMMEDIATE RELEASE
METALICO CEO TO SPEAK
AT JEFFERIES GLOBAL CONFERENCE

CRANFORD, NJ, August 8, 2012 – Carlos E. Agüero, President and Chief Executive Officer of Metalico, Inc. (NYSE MKT: MEA), will present at the Jefferies 2012 Global Industrial and Aerospace & Defense Conference on August 9 at New York City’s Grand Hyatt Hotel.

Mr. Aguero’s presentation will include a corporate overview and growth strategies and a look at current market conditions. He will speak to the conference at 1:00 p.m. and will also participate in one-on-one and small group meetings through the day.

This three-day conference of institutional investors, private equity investors, venture capitalists and corporate executives, sponsored by investment bank Jefferies & Company, addresses trends and developments within the Industrial and Aerospace & Defense sectors as well as near and long term investment opportunities. The event features concurrent tracks of informative presentations, informal breakout sessions, one-on-one meetings and keynote speeches.

About Metalico
Metalico, Inc. is a holding company with operations in three principal business segments: Ferrous and Non-Ferrous Scrap Metal Recycling, PGM and Minor Metals recycling, and Fabrication of Lead-Based Products. The Company operates 27 recycling facilities in New York, Pennsylvania, Ohio, West Virginia, New Jersey, Texas, and Mississippi and four lead fabricating plants in Alabama, Illinois, and California. Metalico’s common stock is traded on the NYSE MKT (formerly the NYSE Amex) under the symbol MEA.

Contact:	Metalico, Inc. Carlos E. Agüero Michael J. Drury info@metalico.com

186 North Avenue East Cranford, NJ 07016 (908) 497-9610 Fax: (908) 497-1097 www.metalico.com

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